UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2004

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Sunnyside Boulevard, Suite B, Woodbury, New York 11797
(Address of principal executive offices, including zip code)

(516) 677-0200

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits.

Exhibit	Description

99.1	Reconciliation of Operating Income (Loss) to Earnings Excluding Certain Charges

Item 9.  Regulation FD Disclosure

On May 4, 2004, Veeco Instruments Inc. plans to present at a Technology and Telecom Conference sponsored by J.P. Morgan in San Francisco, California.  In a webcast presentation, Chairman and CEO Edward H. Braun will be commenting as follows:  “We are pleased that 2004 will be a strong revenue and earnings recovery year for Veeco.”  The Company will comment that it currently feels comfortable with analyst consensus forecasts for the year ending December 31, 2004 of revenues of approximately $412 million and earnings excluding certain charges before interest, taxes and amortization (“EBITA”) of approximately $45.6 million.  In 2003, Veeco reported revenues of $279.3 million and EBITA of $13.0 million.  A reconciliation of operating income (loss) to earnings excluding certain charges is furnished as Exhibit 99.1 to this report.  A copy of Veeco’s presentation at the J.P. Morgan conference will be available in the investor relations section of www.veeco.com.

This Current Report on Form 8-K and the presentation described above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All forward looking-statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from projected results.  These risks and uncertainties include those described in Veeco’s Annual Report on Form 10-K.  Such forward-looking statements should be regarded solely as the Company’s current plans, estimates and beliefs.  The Company does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

In accordance with Securities and Exchange Commission Release No. 33-8216, the information in this report, including the exhibit, is being furnished under “Item 9. Regulation FD Disclosure” rather than under “Item 12. Disclosure of Results of Operations and Financial Condition.”  The information in this report, including the exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section.  Furthermore, the information in this report, including the exhibit, shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 4, 2004

VEECO INSTRUMENTS INC.

By: /s/ John P. Kiernan
John P. Kiernan
Vice President, Finance and Corporate Controller

EXHIBIT INDEX

Exhibit	Description

99.1	Reconciliation of Operating Income (Loss) to Earnings Excluding Certain Charges